Exhibit (a)(5)(G)

Bristol-Myers Squibb Completes Tender Offer for Medarex, Inc.

(NEW YORK, September 1, 2009) – Bristol-Myers Squibb Company (NYSE: BMY) announced today that the depositary for its tender offer for all the outstanding common stock of Medarex has advised that, as of the expiration of the subsequent offering period, shareholders of Medarex, Inc. (NASDAQ: MEDX) (“Medarex”) tendered approximately 120,417,467 shares, representing, together with the 2,879,223 shares of Medarex common stock owned by Bristol-Myers Squibb since January 2005, approximately 90.7% of the Medarex shares outstanding.

According to the terms of the tender offer, all shares that were validly tendered have been accepted for payment.  The subsequent offering period expired at midnight (New York City time) on August 31, 2009, and was not extended.  Bristol-Myers Squibb intends to complete the acquisition of Medarex through what is known as a “short-form merger,” that is, without a vote or meeting of Medarex’s remaining shareholders.  In the merger, each of the remaining shares of Medarex common stock will be converted into the right to receive $16.00 per share, in cash, without interest and less any required withholding taxes, which is the same amount per share which was paid in the tender offer.  The merger is expected to occur on or about September 1, 2009.  Following the merger, Medarex will become a wholly-owned subsidiary of Bristol-Myers Squibb, and Medarex’s common stock will no longer list on NASDAQ.

About Bristol-Myers Squibb

Bristol-Myers Squibb is a global biopharmaceutical company whose mission is to extend and enhance human life.  For more information, visit: www.bms.com.

Forward-Looking Statements

Certain statements contained in this press release may constitute "forward-looking statements".  All statements in this press release, other than those relating to historical information or current condition, are forward-looking statements.  Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations.  No forward-looking statement can be guaranteed.  Among other risks, there can be no guarantee that the acquisition will be completed, or if it is completed, that it will close within the anticipated time period.  Forward-looking statements in the press release should be evaluated together with the many uncertainties that affect Bristol-Myers Squibb's business, particularly those identified in the cautionary factors discussion in Bristol-Myers Squibb's Annual Report on Form 10-K for the year ended December 31, 2008, its Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.  Bristol-Myers Squibb undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

Except for the historical information presented herein, matters discussed herein may constitute forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements.  Statements that are not historical facts, including statements preceded by, followed by, or that include the words “future”; “anticipate”; “potential”; “believe”; or similar statements are forward-looking statements.  Risks and uncertainties include uncertainties as to the timing of the merger; the possibility that various closing conditions for the transaction may not be satisfied or waived; the effects of disruption from the transaction making it more difficult to maintain relationships with employees, licensees, other business partners or governmental entities; as well as risks detailed from time to time in Medarex’s public disclosure filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2008, subsequent quarterly filings on Form 10-Q and the Solicitation/Recommendation Statement filed in connection with the tender offer.  The information contained in this release is as of August 31, 2009.

This press release is neither an offer to purchase nor a solicitation of an offer to sell shares of Medarex.

Contacts
Bristol-Myers Squibb Company

Media:
Brian Henry, 609-252-3337
brian.henry@bms.com
or
Investors:
John Elicker, 609-252-4611
john.elicker@bms.com